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                                                                  EXHIBIT 23(i)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 21, 1998, with respect to the financial statements of MERCER Equipment Company in the Registration Statement (Form S-1 No. 333-41419) and the related Prospectus of United Rentals, Inc. for the registration of 22,211,696 shares of its common stock filed with the Securities and Exchange Commission.

                                          /s/ Webster, Duke & Co. PA

Charlotte, North Carolina

March 5, 1998